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                                      Exhibit 15
                 LETTER RE:  UNAUDITED INTERIM FINANCIAL INFORMATION

Securities and Exchange Commission
450 Fifth Street, North West
Washington, D.C. 20549
                                        RE:  Regis Corporation
                                             Registrations on Form S-8
                                             (File No. 33-44867, No. 33-89882)
                                             Registration on Form S-4
                                             (File No. 333-12099)
                                             Registrations on Form S-3
                                             (File No. 333-28511, No. 33-82094,
                                             No. 33-86276, No. 33-89150,
                                             No. 33-92244,  No. 33-96224 and
                                             No. 33-80337)


We are aware that our report dated January 22, 1998, on our reviews of the interim financial information of Regis Corporation as of December 31, 1997 and for the three and six month periods ended December 31, 1997 and 1996, and included in the Company's quarterly report on Form 10-Q for the quarter ended December 31, 1997, is incorporated by reference in these registration statements. Pursuant to Rule 436 (C) under the Securities Act of 1933, this report should not be considered a part of such registration statements prepared or certified by us within the meaning of Sections 7 and 11 of that Act.




                                        /s/ Coopers & Lybrand L.L.P.

                                        Coopers & Lybrand L.L.P.

Minneapolis, MN
February 9, 1998